                                                                    Exhibit 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-94379 and 333-46426) and S-8 (File Nos. 333-24749 and 333-30320) of Boston Biomedica, Inc. and its subsidiaries (the "Company") of our report dated February 29, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 7, 2000